EXHIBIT (99.2)
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Registration Statement of The Classica Group, Inc. (the "Company") on Form SB2/A, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Bernard F. Lillis, Jr., Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of 13(a) or 15(d) of the Securities and Exchange Act of 1934; (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Bernard F. Lillis, Jr.
Bernard F. Lillis, Jr.
Chief Financial Officer
SEptember 4, 2003